BURLINGTON RESOURCES INC.
                           EARNINGS PER SHARE COMPUTATION
                                    EXHIBIT 11.1
                                     (UNAUDITED)

                                                             THIRD QUARTER
                                                        1994                1993
                                                 Earnings  Shares    Earnings  Shares

Primary earnings per common share:
  Net earnings available for common stock
    and weighted average number of common
    shares outstanding..........................$  20,695  127,939  $  24,587  130,131
  Stock options assumed exercised-net...........     -         714       -       1,462
                                                ---------  -------  ---------  -------
  Total net earnings and primary common shares..$  20,695  128,653  $  24,587  131,593
                                                =========  =======  =========  =======

  Primary earnings per common share.............$     .16           $     .18
                                                =========           =========

Fully diluted earnings per common share:
  Net earnings available for common stock and
    weighted average number of common
    shares outstanding..........................$  20,695  127,939  $  24,587  130,131
  Stock options assumed exercised - net.........     -         714       -       1,611
                                                ---------  -------  ---------  -------
  Total net earnings and fully diluted
    common shares...............................$  20,695  128,653  $  24,587  131,742
                                                =========  =======  =========  =======

  Fully diluted earnings per common share.......$     .16           $     .18
                                                =========           =========

                                                             NINE MONTHS
                                                       1994                1993
                                                Earnings   Shares   Earnings   Shares

Primary earnings per common share:
  Net earnings available for common stock
    and weighted average number of common
    shares outstanding..........................$ 101,427  128,930  $ 204,264  129,643
  Stock options assumed exercised-net...........     -         678       -       1,124
                                                ---------  -------  ---------  -------
  Total net earnings and primary common shares..$ 101,427  129,608  $ 204,264  130,767
                                                =========  =======  =========  =======

  Primary earnings per common share.............$     .78           $    1.56
                                                =========           =========

Fully diluted earnings per common share:
  Net earnings available for common stock and
    weighted average number of common
    shares outstanding..........................$ 101,427  128,930  $ 204,264  129,643
  Stock options assumed exercised - net.........     -         678       -       1,260
                                                ---------  -------  ---------  -------
  Total net earnings and fully diluted
    common shares...............................$ 101,427  129,608  $ 204,264  130,903
                                                =========  =======  =========  =======

  Fully diluted earnings per common share.......$     .78           $    1.56
                                                =========           =========